EXHIBIT 10.3
GUARANTOR’S ACKNOWLEDGMENT
     The undersigned (the “Guarantor”) has guaranteed payment and performance of obligations of EBANK MORTGAGE, LLC (the “Borrower”) to U.S. Bank National Association (the “Bank”) pursuant to the terms of a Guaranty, dated as of April 19, 2006 (the “Guaranty”), which obligations include without limitation obligations under the Warehousing Credit Agreement, dated as of [agreement date] between the Borrower and the Bank (as amended, the “Credit Agreement”). The Guarantor acknowledges that the Guarantor has received a copy of the proposed First Amendment to the Credit Agreement, to be dated on or about July 21, 2006 (the “Amendment”). The Guarantor agrees and acknowledges that the Amendment shall in no way impair or limit the right of the Bank under the Guaranty, and confirms that by the Guaranty, the Guarantor continues to guaranty payment and performance of the obligations of the Borrower to the Bank, including without limitation obligations under the Credit Agreement as amended pursuant to the Amendment. The Guarantor hereby confirms that the Guaranty remains in full force and effect, enforceable against the Guarantor in accordance with its terms.
Dated as of July 21, 2006

MADISON MORTGAGE CORPORATION
By:	/s/ E. L. Terry

Title:	President